                                                              Exhibit 10.23





                                    L E A S E



                             (Lease of Real Property
                           Located in City of Oakland,
                               County of Alameda)



                                     Between



                                 PORT OF OAKLAND



                                       And



                         ORO SPANISH BROADCASTING, INC.


                                      Dated



                                October 21, 1997

                                TABLE OF CONTENTS

1.  Lease and Description of the Property................................  2
    -------------------------------------
         1.1.     Definitions............................................  2
                  -----------
         1.2.     Lease and Description..................................  2
                  ---------------------
         1.3.     Reserved Easements.....................................  2
                  ------------------
         1.4.     Tideland Grant.........................................  3
                  --------------


2.  Effective Date;  Term;  Options To Extend Term.......................  3
    ----------------------------------------------
         2.1.     Effective Date; Term...................................  3
                  ---------------------
         2.2.     No Options To Extend Term..............................  4
                  -------------------------


3.  Use of Premises......................................................  4
    ---------------
         3.1.     Required and Permitted Uses............................  4
                  ---------------------------
         3.2.     Limited Uses; Compliance with Law; Indemnity...........  5
                  ----------------------------------------------
         3.3.     Radio Transmissions Causing Occupational Safety
                  -------------------------------------------------
                  and Health Act Violations-Abatement by Lessee..........  7
                  ------------------------------------------------
         3.4.     Radio Interference.....................................  7
                  -------------------


4.  Rent; Rent Adjustment; Security Deposit..............................  8
    -----------------------------------------
         4.1      Monthly Rent...........................................  8
                  ------------
         4.2      Adjustment of Rent.....................................  8
                  ------------------
         4.3.     Delinquency Charge.....................................  9
                  ------------------
         4.4.     Accord and Satisfaction................................  9
                  -----------------------
         4.5.     Security Deposit.......................................  9
                  ----------------
         4.6      Proration.............................................. 11
                  ---------


5.  Standard of Service; Rates and Charges............................... 11
    --------------------------------------


6.  Condition of the Premises............................................ 11
    -------------------------

7.  Improvements......................................................... 13
    ------------

         7.1.     Improvements by Lessee................................. 13
                  ----------------------
         7.2.     Construction of Towers Subject to Governmental
                  -----------------------------------------------
                  Approval............................................... 13
                  --------
         7.3.     Utility Lines,  Fencing and Access..................... 14
                  ----------------------------------
         7.4.     General................................................ 14
                  -------
         7.2.     No Improvements by the Port............................ 15
                  ---------------------------
         7.3.     Prevailing Wage Requirements........................... 15
                  ----------------------------

         7.4.     Right of Entry for Construction and Maintenance........ 20
                  -----------------------------------------------

8.  Security Concerning Improvements..................................... 20
    --------------------------------

9.  Title to Improvements................................................ 20
    ---------------------

10. Maintenance of Premises; Alterations and Additions................... 21
    --------------------------------------------------

11. Signs and Advertising................................................ 22
    ---------------------

12. Utilities............................................................ 23
    ----------

13. Taxes and Assessments................................................ 23
    ---------------------

14. Fire Insurance....................................................... 24
    ---------------

15. Damage or Destruction of Premises.................................... 24
    ---------------------------------

16. Indemnification and Liability Insurance.............................. 24
    ---------------------------------------
         16.1.    Indemnification........................................ 24
                  ---------------
         16.2.    Special Indemnifications............................... 25
                  -------------------------
         16.2.    Liability Insurance.................................... 26
                  -------------------
         16.3.    Sublessees............................................. 29
                  ----------


17.  Mortgage of Leasehold and Protection of Lender...................... 29
     ----------------------------------------------


18.  Liens, Assignment and Subletting.................................... 31
     --------------------------------
         18.1.    General................................................ 31
                  -------
         18.2.    Liens, Attachments, Bankruptcy......................... 32
                  ------------------------------
         18.4.    Assignments............................................ 32
                  -----------


19.  Toxic Materials; Fumes and Odors; Disposal of Garbage;
     ------------------------------------------------------
Annoying and Injurious Conduct........................................... 33
------------------------------

20.  Defaults; Remedies.................................................. 34
     -------------------
         20.1.    Defaults............................................... 34
                  --------
         20.2.    Remedies............................................... 35
                  --------


21.  Surrender and Holding Over.......................................... 37
     ---------------------------

22.  Security and Protection of Premises................................. 38
     -----------------------------------

23.  Waivers............................................................. 38
     -------

24.  Right to Inspect Premises........................................... 39
     -------------------------

25.  Agent  for Service of Process....................................... 39
     -----------------------------


26.  Promotion of Port and Facilities.................................... 39
     --------------------------------

27.  Estoppel Certificates............................................... 40
     ----------------------

28.  Force Majeure....................................................... 40
     -------------

29.  Eminent Domain Proceedings.......................................... 41
     --------------------------

30.  Waiver of Claims.................................................... 41
     ----------------

31.  Extensions of Time.................................................. 42
     ------------------

32.  Successors.......................................................... 42
     ----------

33.  Time of  Essence.................................................... 42
     ----------------

34.  Notices............................................................. 42
     --------

35.  Equal Opportunity Nondiscrimination and Affirmative
     ---------------------------------------------------
          Action:........................................................ 43
          -------
          35.1.   Equal Opportunity; Nondiscrimination................... 43
                  -------------------------------------
          35.3.   Employment Resources Development Program............... 45
                  ----------------------------------------

36.  Quiet Possession.................................................... 46
     ----------------

[Intentionally Omitted].................................................. 46
-----------------------


38.  Trade Names......................................................... 46
     -----------

39.  Lease the Entire Agreement; Other Agreements........................ 46
     ---------------------------------------------


40.  Applicable Law and Venue............................................ 46
     ------------------------

41.  Real Estate Brokers................................................. 47
     -------------------

42.  Covenant Against Contingent Fees.................................... 47
     --------------------------------

43.  Third Party Rights.................................................. 48
     ------------------

44.  Definitions......................................................... 48
     ------------

45.  Warranty of Signatories............................................. 49
     ------------------------

46.  Recordation......................................................... 50
     -----------

47.  Agreement in Multiple Copies........................................ 50
     ----------------------------



                                                                   Referred to
Exhibits                                                            at Pages:
--------                                                           -----------
  "A"                        Description of Premises                 1, 2, 14,
                                                                     49

  "B"                        Sketch of Premises                      1, 2

  "C"                        Toxic Materials                         33, 49


                                    L E A S E

         THIS LEASE, dated as of October 21, 1997, by and between the CITY OF OAKLAND, a municipal corporation ("the City"), acting by and through its Board of Port Commissioners ("the Port"), and ORO SPANISH BROADCASTING, INC., a California corporation ("Lessee"),

                               W I T N E S S E T H

         WHEREAS, the City of Oakland is the owner in fee of that certain property located in the Port Area of the City of Oakland on the northerly side of the Bay Bridge right of way at the City of Oakland Charter line consisting of land and water area as described in Exhibit "A" and shown on Exhibit "B" attached hereto and incorporated herein by reference, said property being referred to hereinafter as "the Property"; and

         WHEREAS, the Port is vested with the complete and exclusive power, and it is the Port's duty for an on behalf of the City with respect to the Port Area, to make provisions for the needs of commerce, shipping and navigation of the port, to promote and develop the port, and in the exercise of such power and fulfillment of such duty, to enter into any lease of City-owned properties in the Port Area upon such terms and conditions as the Board of Port Commissioners shall prescribe, which terms and conditions shall include control over the rates, charges and practices of the Lessee to the extent permitted by law; and

         WHEREAS, the Port desires to operate, develop, alter and improve the Property in order to provide for improvements and facilities which will service and enhance commerce, shipping and navigation in the Port Area; and

         WHEREAS, the Port has determined that commerce, shipping and navigation of the port will be promoted and enhanced by leasing the Property to Lessee, consisting of the Premises (as defined in the Lease), for the uses and purposes, and subject to the terms and conditions, set forth in this Lease;

         NOW, THEREFORE, for the better promotion of commerce, shipping and navigation and the development of the port, and for and in consideration of the faithful performance of the Port and Lessee of the terms, covenants and conditions hereof and of the payments herein provided to be made by Lessee, the Port and Lessee hereby agree as follows:

    1.   Lease and Description of the Premises:

         1.1. Definitions: Definitions of terms used in this Lease are contained in the Definitions Section of the Lease and elsewhere in the Lease. Those definitions shall apply unless otherwise provided in the Lease or otherwise reasonably required given the context in which a term is used in the Lease.

         1.2. Lease and Description: The Port has leased and demised, and by these presents does lease and demise unto Lessee, and Lessee by these presents does lease, hire and take from the Port the Property which is located in the Port Area of the City of Oakland, County of Alameda, State of California. The Property is more particularly described and depicted respectively in attached Exhibit "A" and Exhibit "B". The Property together with the improvements thereon from time to time are sometimes hereinafter referred to as "the Premises"

         This Lease is subject to (l) all easements, covenants, conditions, restrictions, reservations, rights of way, liens, encumbrances and other matters of record, (2) all matters discoverable by physical inspection of the Property or that would be discovered by an accurate survey of the Property, (3) all matters known to Lessee or of which Lessee has notice, constructive or otherwise including, without limitations, those shown on attached Exhibit "A" and Exhibit "B".

         1.3. Reserved Easements: The Port reserves to itself and the right to grant to others in the future nonexclusive utility easements (including easements for construction, maintenance, repair, replacement and reconstruction) over, under, through, across or on the Premises in locations that will not unreasonably interfere with Lessee's use thereof. Lessee shall not be obligated to maintain or repair easement facilities unless the need for repair is caused by Lessee's negligence or other wrongful conduct. Any interference shall be temporary, and all work on the Premises shall proceed expeditiously. Lessee shall be given reasonable notice before commencement of any work on the Premises. Such work shall not result in the closure of any business on the Premises. In the event the installation or maintenance of such future utility lines in such easements causes any damage to the Premises, or any portion thereof, including but not limited to pavement, curbs and sidewalks, the same shall be repaired by the Port at its expense, if not so repaired by the party installing and maintaining the line.

         The Port also reserves to itself and the right to grant to others in the future nonexclusive easements over outside portions of the Premises for purposes of access to other Port property (including, without limitation, access to property leased by the Port to others and access for purposes such as maintenance, installation or repair of utilities, use of restrooms, and construction, maintenance, repair, replacement or reconstruction of improvements or facilities located on other Port property.)

         1.4. Tideland Grant: This Lease and the Premises shall at all times during the term of the Lease be subject to the limitations, conditions, restrictions and reservations contained in and prescribed by the act of the Legislature of the State of California, entitled "An act granting certain tidelands and submerged lands of the State of California to the City of Oakland and regulating the management, use and control thereof," approved May 1, 1911 (Stats. 1911, Chapter 657), as amended, and the Charter of said City.

    2.   Effective Date: Term; Options To Extend Term:

         2.1. Effective Date; Term: This Lease shall become effective upon the effective date of the ordinance authorizing the Lease and the Port Attorney's approval of the form and legality of this Lease ("the Effective Date") . However, if (a) because of the referendum process the ordinance does not become effective immediately upon the expiration of 30 days from and after the date of its final passage or (b) the Port Attorney does not approve the form and legality of this Lease within 30 days from and after the date that Lessee and the Port have executed this Lease, then this Lease shall not become effective except by mutual written agreement of the Port and Lessee.

         The term of this Lease shall commence on the Effective Date and shall expire midnight December 31, 2007; provided, that the Port reserves the right to cancel and terminate this Lease during the term thereof upon at least one year advance written notice to Lessee if (a) the Port determines in its sole discretion that the Property is required for other Port purposes and (b) the Port has given notice to terminate any other then effective Port tenancy agreements for radio transmitter sites in areas adjacent to the Premises under this Lease.

         Upon the request of either party the Port and Lessee shall execute in recordable form a written supplement to this Lease which states the exact date of the commencement of the term of this Lease and/or the date that the Lease was canceled and terminated.

         2.2. No Options To Extend Term:No party has any option to extend the term of this Lease.

    3.   Use of Premises:

         3.1. Required and Permitted Uses: The Premises shall be used continuously by Lessee only for the construction and maintenance of an AM radio broadcasting station and for such structures and equipment as may be necessary or convenient for the carrying of Lessee's AM radio broadcasting business, and for uses incidental and reasonably related thereto. The Premises shall not be used for the construction and maintenance of an FM radio broadcasting station, or any other type of radio broadcasting station using new or different means of radio broadcasting, or for any other purpose, and specifically shall not be used for, among other things, assembly, retail, office, manufacturing, residential, hotel or motel.

         It is understood and agreed that the Port shall have the right to use or permit others to use so much of the surface of the Property as will not interfere with Lessee's operations.

         It is a condition of this Lease that, in connection with the identification of the radio station on the air, an announcement shall be made to the effect that the transmitter is located at the Port of Oakland, which announcement shall be made at the beginning and end of each broadcasting day, periodically and at regular intervals at least twice between 6:00 a.m. and 12:00 noon, at least twice between 12:00 noon and 6:00 p.m., and at least twice between 6:00 p.m. and 12:00 midnight.

         Lessee and Port agree that a primary purpose and an essential consideration for this Lease is for the Port to promote, facilitate, aid and enhance commerce, shipping and navigation in the Port Area. Lessee and the Port agree that consistent with that primary purpose and essential consideration, Lessee under this Lease has an affirmative obligation during the entire term of the Lease to use the Premises for the mandatory purposes specified hereinabove. Lessee acknowledges that this Lease is a part of the Port's overall planning efforts to better promote and accommodate commerce and navigation in the Port Area, and that the terms and conditions specified herein concerning use of the Premises are and will in the future be an integral part of the Port's overall planning. Lessee further acknowledges that any uses of the Property inconsistent with the uses specified herein will contravene the primary purpose of this Lease and interfere with the promotion and accommodation of commerce and navigation in the Port Area.

         3.2. Limited Uses; Compliance with Law; Indemnity: Lessee shall not use or permit the Premises, or any part thereof, to be used in whole or in part for any purpose other than as hereinabove set forth, nor for any use, operation or activity that would interfere with or impede Port maritime operations or that would be in violation of any present or future laws, ordinances, general rules or regulations at any time applicable thereto of any public or governmental authority, including the City and the Port, including, but not limited to, laws, ordinances, general rules, permits or regulations relating to human or public health, the environment, water, sanitation, safety, welfare or the filling of or discharges to the air or water (collectively solely for purposes of this Section
3.2 "Laws or Regulations"); provided that, any Laws or Regulations adopted by the Port are of general application and do not unreasonably discriminate against Lessee. Lessee hereby expressly agrees at all times during the term of this Lease, at its own cost, to maintain and operate the Premises in a clean, wholesome and sanitary condition, and Lessee agrees that such obligation shall apply in all cases, including circumstances such as required maintenance, cleanup or remediation of any condition, contamination, pollution or nuisance caused by unknown parties or by known parties other than the Port or the Port's agents. Lessee shall at all times faithfully obey and comply with all Laws or Regulations.

         Without limiting the generality of the foregoing, to the extent Lessee's operations or activities or the operations or activities of any sub-tenant or assignee on the Premises constitute industrial activities within the meaning of the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251, et seq. ("CWA") and the regulations promulgated thereunder, Lessee agrees that it will be responsible for faithfully obeying and complying with such law and regulations, including, but not limited to, obtaining, if required, an individual National Pollutant Discharge Elimination System ("NPDES") permit or, if required, requesting coverage under and faithfully obeying and complying with the terms and conditions of any applicable General Permit issued pursuant to such law or regulations.

         Lessee may reasonably and in good faith contest any such Law or Regulation through appropriate proceedings, and, during such contest, Lessee need not comply therewith provided further, that Lessee shall at all times reasonably protect the interest of the Port under this Lease, shall indemnify the Port for all Port expenses (exclusive of general office and administrative expenses) actually and reasonably incurred as a result of said contest, and shall promptly comply with any such contested Law or Regulation if any such contest is resolved against Lessee. Lessee agrees to defend and indemnify the Port and Port officers, employees and agents from and against any penalties or charges and administrative and/or judicial proceedings (including, without limitation, attorneys' fees and legal expenses incurred by the Port in connection with such penalties or charges and proceedings whether or not any such penalties or charges are actually imposed) imposed or sought to be imposed on or involving the Port for any violation or alleged violation, of any such Laws or Regulations, including Laws or Regulations regarding disabled or handicapped persons, including without limitation the Americans With Disabilities Act of 1990, and which violation is not solely the result of the wrongful acts or omissions on the part of the Port or its officers, agents or employees.

         Lessee further agrees to waive and release the Port and Port officers, employees, agents and members of the Board of Port Commissioners from any and all claims, including claims of negligence, and liability that may arise from any act or failure to act by the Port in connection with the Port's providing advice, guidance, or assistance to Lessee or any other tenant, sub-tenant or assignee regarding compliance with any such Laws or Regulations including, but not limited to the following actions or activities: furnishing educational materials to and organizing meetings for tenants; explaining the alleged requirements of the CWA, the regulations promulgated pursuant thereto, or the terms and conditions or means of complying with any permits required by or issued pursuant to the CWA; preparing or furnishing draft Storm Water Pollution Prevention Plans or Group Monitoring Plans, or acting as leader of any Group Monitoring Plan.

         Notwithstanding and in addition to any other provision of this Lease, Lessee shall maintain for periodic inspection by the Port and, concurrently with the receipt from or submission to a governmental agency, deliver to Port true and correct copies of documents (hereinafter referred to as the "Documents"), except for Documents protected by the attorney client privilege, required to be provided, filed, lodged, maintained by the Lessee or obtained by or issued to Lessee pursuant to such Laws or Regulations, including, but not limited to, the following documents:

    Permits; approvals; reports and correspondence; applications for permits, Notices of Intent, Storm Water Pollution Prevention Plans, Annual Comprehensive Site Compliance Evaluations, Annual Reports or monitoring results, or notice of violations relating or pertaining to the Premises.

         3.3. Radio Transmissions Causing Occupational Safety and Health Act Violations - Abatement by Lessee: If evidence of a violation of the Occupational Safety and Health Act, hereinafter called "OSHA," or of any other safety regulation is found or discovered in the operation or use of Port container cranes caused or contributed to in any way from reradiation of Lessee's radio signals or transmissions, Lessee upon notification by the Port or any other person or entity of such violation shall immediately take remedial action to terminate conditions causing or contributing to such violation. If Lessee does not take such remedial action within fifteen (15) days from notice of such violation, then this Lease shall terminate without any further notice, at the option of the Port. Lessee agrees to reimburse the Port all expenses incurred and revenues lost by the Port as a consequence of Lessee's failure to perform its obligation as stated in this Paragraph.

         3.4. Radio Interference: Lessee expressly agrees to cooperate in eliminating any objectionable electrical or other interference with any Port activity which may arise due to the presence of radio signals originating from the Premises. If, the Port's Chief Engineer, applying pertinent objective criteria, such as by way of example and not limitation, Federal Communications Commission (FCC) or California Occupational Safety and Health Act (OSHA) regulations, determines that the presence of KIQI signals causes objectionable interference with any significant Port activity including, but not limited to, the operation or safety of buildings, cranes, ships, or any associated electrical, electronics, or communications systems, then Lessee will act with due diligence to eliminate such interference at Lessee's expense. For purposes of said determination, any material portion of the Port's routine business operations or any other activity not specified in the preceding sentences, shall be deemed a significant Port activity where the expense to the Port to protect against said interference exceeds the sum of Five Hundred and 00/100 ($500.00). In the event Lessee fails or is unable to eliminate such interference or reduce it to a level acceptable to the Chief Engineer of the Port within ten (10) days of the date of mailing written notice from the Chief Engineer of the Port that a hazard to the safety or personnel or property exists resulting from said interference, then this Lease shall terminate immediately upon written notice to Lessee from the Executive Director of the Port. Lessee further agrees that at least ninety (90) days prior to making any changes, modifications or additions to the existing and present radio or broadcast signals which will increase signal strength over Port property Lessee shall submit said changes, modifications or additions in writing to the Chief Engineer of the Port for his review and approval.

    4.   Rent; Rent Adjustment; Security Deposit:

         4.1. Monthly Rent: Initial Monthly Rent is $3,750.00 per month.

         Lessee shall pay to the Port Monthly Rent on or before the first day of each and every month during the term of this Lease, without setoff, in advance and without previous demand.

         4.2. Adjustment of Rent: At the end of the first twelve months of the term of this Lease, and every twelve months thereafter during the remainder of said term ("Rent Adjustment Date"), the Monthly Rent provided to be paid by Lessee on or before the first day of each calendar month during said remaining term, shall be increased by the percentage increase, if any, in the last Consumer Price Index published prior to the date of each succeeding Rent Adjustment Date from the last such index published prior to the date of this Lease; provided that in no event shall the adjusted Monthly Rent be less than the theretofore existing Monthly Rent. Pending the final determination of the adjusted Monthly Rent, Lessee shall pay to the Port the amount of the Monthly Rent payable for the preceding period and if the adjusted Monthly Rent as finally so determined should exceed the amount of the previously established Monthly Rent, Lessee shall pay to the Port the accrued excess amount then due within 30 days after the Port sends to Lessee a written request therefore.

         4.3. Delinquency Charge: Any payment required to be made by Lessee under this Lease (all such payments are hereby agreed to be rent) that remains due and unpaid under the terms of this Lease for a period of 10 days after it becomes due and payable shall be subject to a delinquency charge, for violation of this Lease and as liquidated damages, of $100.00 plus a sum equal to 0.05% (five one-hundredths of one percent) per day of such delinquent payment for each day from the date such payment became due and payable until payment has been received by the Port; provided, however, that said $100.00 amount shall be adjusted at the same time and by the same percentage amount as Monthly Rent is adjusted pursuant to Section 4 hereof. Unpaid delinquency charges that accrue shall be compounded monthly. The delinquency charges provided by this Section are in addition to all other remedies that the Port may have that are provided by this Lease or otherwise by law or in equity with respect to any payment that has become due and has not been paid. The Port as a courtesy may send invoices to Lessee for Monthly Rent hereunder, but the Port's failure to send an invoice, or Lessee's late receipt of an invoice, shall in no event excuse or justify Lessee's non-payment of such rent or payment of such rent later than the first day of the month.

         4.4. Accord and Satisfaction: No payment by Lessee or receipt by the Port of a lesser amount of any sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and the Port may accept such check or payment and pursue any other remedy available in this Lease, at law or in equity. The Port may accept any partial payment from Lessee without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section ll6l, et seq., or of any successor statute there to.

         4.5. Security Deposit: Prior to commencement of the term of this Lease, Lessee shall pay to the Port the sum of $7,405.00, and, in addition, shall pay to the Port on or before the first day of each month for the first 10 months of the term of this Lease, the sum of $500.00, all as installment payments of a security deposit, for a total security deposit of $12,405.00 as of the first day of the 10th month of the term of this Lease, which sum(s) (and any additions thereto required hereunder) shall be evidenced by cash or certificates of deposit payable to the Port, or such other similar interest-bearing instruments or securities acceptable at the sole discretion of the Port. Said sum(s), together with any additions thereto required hereunder, is sometimes herein referred to as "the Deposit". The Deposit shall be retained by the Port as a debtor and not as a trustee. If Lessee defaults in the performance of any obligation hereunder, the Port at its election may, but is not required to, apply any portion of the Deposit as necessary to compensate the Port for the default, and Lessee, within 10 days after the Port's demand therefor, shall deposit with the Port the sum that is necessary to restore the Deposit to the full amount then required by this Lease. Neither the application by the Port of all or any portion of the Deposit, nor the Port's demand for or acceptance of money to restore the Deposit, shall result in any waiver of the Port's right under the Lease and applicable law to declare Lessee in default of the Lease or to terminate or declare a forfeiture of the Lease. Upon the termination of the Lease and Lessee's vacation of the Premises, the amount of the Deposit remaining, after curing Lessee's defaults and compensating the Port for damages caused by Lessee, shall be returned to Lessee at Lessee's last address known to the Port.

         Interest on interest bearing obligations shall be payable to Lessee by the issuer thereof. The Port shall not be required to pay to or credit Lessee with any interest on any Deposit. The issuing bank shall provide that a certificate of deposit is payable in San Francisco or Oakland.

         If Monthly Rent is increased hereunder the then required Deposit shall be increased by the same percentage as the percentage of increase of the Monthly Rent. In no event, however, shall the Deposit at any time be decreased. Lessee shall deposit with the Port the increased amount of the Deposit within 30 days after the Rent Adjustment Date, or in any case where adjusted rent is determined hereunder by appraisal, within 30 days after Lessee's receipt of the appraiser's opinions.

         Lessee's payment of the Deposit shall not limit Lessee's liability to the Port for the payment of amounts due to the Port by Lessee in excess of the amount of the Deposit.

         4.6 Proration: If the date that a monthly rent payment, or an adjustment thereto, is to commence under this Lease is other than the first day of a calendar month, or if the term expires or is terminated as of a date other than the expiration of a calendar month and Lessee quits and surrenders the Premises in compliance with this Lease, then the monthly rental payment in question shall be appropriately prorated in accordance with the number of days in the calendar month involved.

    5. Standard of Service; Rates and Charges: Lessee shall construct, furnish, maintain and operate the Premises, and provide all other services and facilities offered in connection therewith, in a first-class manner and shall furnish and maintain a standard of service at least equal to that of the better class of similar businesses providing similar services and facilities in the San Francisco Bay Area. Lessee agrees to furnish or cause to be furnished good, prompt and efficient service and to furnish said service on a fair, reasonable and reasonably nondiscriminatory basis to all users thereof, and to charge fair, reasonable and reasonably nondiscriminatory prices for each unit of sale or service; provided, that Lessee may make reasonable and reasonably nondiscriminatory discounts, rebates or other similar types of price reductions to volume purchasers. Upon reasonable prior written notice to Lessee, the Port shall have reasonable access to and the right to inspect all rental schedules and schedules of rates or prices for products, services and facilities provided or performed upon the premises.

    6. Condition of the Premises: Except as may be otherwise expressly provided in this Lease, the taking of possession of the Premises by Lessee shall in itself constitute acknowledgment that the Premises is in good and tenantable condition, and Lessee agrees to accept the Property in its presently existing condition, "as is," and that the Port shall not be obligated to make any improvements, repairs or modifications thereto, including any abatement of any environmental condition such as asbestos containing material in or on the Premises.

         Lessee represents and acknowledges that it has made a sufficient investigation of the conditions of the Property existing immediately prior to the execution of this Lease (including investigation of the surface, subsurface and groundwater for toxic materials, including contamination and hazardous substances) and is satisfied that the Premises will safely support the type of improvements to be constructed and maintained by Lessee upon the Premises, that the Premises is otherwise fully fit physically and lawfully for the uses required and permitted by this Lease, that Lessee accepts all risks associated therewith and that Lessee shall be solely responsible for all costs, expenses, losses, damages, claims and liabilities that may result from Lessee's use of the Premises in their presently existing conditions.

         Lessee specifically acknowledges that except as otherwise may be expressly provided herein the Port has made no representations concerning the condition of the Premises or any Improvements and/or the fitness of the Premises or any Improvements for Lessee's intended use, and/or the compliance of the Premises and/or any Improvements with any federal, state, or local building code or ordinance or with any laws or regulations or guidelines regarding disabled or handicapped persons, including without limitation the Americans With Disabilities Act of 1990, and Lessee expressly waives any duty which the Port might have to make any such disclosures. Lessee further agrees that, in the event Lessee subleases all or any portion of the Property or assigns its interest in the Lease, Lessee shall indemnify and defend the Port for, from and against any matters which arise as a result of Lessee's failure to disclose any relevant information about the Premises to any subtenant or assignee. It is the intention of the Port and Lessee that the immediately preceding sentence shall survive any release of Lessee by the Port upon any assignment of the Lease by Lessee.

         Lessee acknowledges that (l) the Port has informed Lessee prior to the Effective Date that the Port does not know nor have reasonable cause to believe that any release of hazardous substance has come to be located on or beneath the Premises; (2) prior to the Effective Date the Port has made available to Lessee for review and inspection records in the possession or control of the Port which might reflect the potential existence of hazardous substances on or beneath the Premises; (3) the Port has provided Lessee access to the Premises for a reasonable time and upon reasonable terms and conditions for purposes of providing to Lessee the opportunity to investigate, sample and analyze the soil and groundwater on the Premises for the presence of hazardous substances; (4) by signing this Lease Lessee represents to the Port that, except as otherwise may be stated in an Exhibit attached hereto and by this reference incorporated herein, Lessee does not know nor have reasonable cause to believe that any release of hazardous substance has come to be located on or beneath the Premises; and (5) with respect to any hazardous substance which Lessee knows or has reasonable cause to believe has come or will come to be located on or beneath the Premises, Lessee has listed the hazardous substance on an attached Exhibit. The phrase "hazardous substance," as used herein, has the same meaning as that phrase has under Section 25359.7 of the California Health and Safety Code.

         Lessee agrees that, except as otherwise expressly provided in this Lease, Lessee is solely responsible without any cost or expense to the Port to take all actions necessary, off as well as on the Premises to improve and continuously use the Premises as required by this Lease and in compliance with all applicable laws and regulations.

    7.   Improvements:

         7.1. Improvements by Lessee: Lessee covenants and agrees and it is an express condition of this Lease that Lessee shall be solely responsible for any improvements or modifications to the Premises required for Lessee's use thereof, including without limitation any utility improvements, surface improvements or fencing.

         7.2. Construction of Towers Subject to Governmental Approval: It is expressly understood and agreed that any tower or towers erected by Lessee upon the Premises shall have the approval of the Federal Communications Commission before construction begins, if approval by said Commission is required. In addition, any such tower or towers shall have the approval of the Federal Aviation Administration if higher than any other tower in the immediate vicinity. All towers erected by the Lessee shall be lighted and otherwise maintained in strict compliance with the Federal Communications Commission standards. Lessee agrees to maintain and operate the radio broadcasting station in compliance with all rules, regulations and orders of the Federal Communications Commission and any other appropriate governmental regulatory agency. The Lessee shall also install and maintain, at its own cost and expense, any filters or other equipment required to eliminate any interference of its station with Port maritime operations or with the operations of any other radio stations now broadcasting from Port property, and otherwise as required by order, rule or regulation of the Federal Communications Commission.

         7.3. Utility Lines, Fencing and Access: Lessee shall have the right to install and maintain necessary utility lines across other available property owned by the Port, subject to the approval of the location thereof by the Port and Lessee's obtaining at its sole cost and expense, all required permits.

         Subject to the Port's approval of plans and specifications therefor, and Lessee's obtaining all required permits, Lessee may at its expense fence portions of the Premises for security purposes, provided that any such fence so constructed shall be a fence of good quality and with a pleasing appearance. If any such fence is so constructed, any access ways or roadways in the area providing access to other Port lands or tenants shall not be barricaded or obstructed nor shall such fence deny the people of the State of California the right to fish as guaranteed by Article I, Section 25, of the Constitution of this State.

         Lessee shall have the right of ingress and egress to the Lease premises over other property owned or controlled by the Port, subject to the prior written approval of the location thereof by the Port.

         Lessee shall also have the right to use such portion of the one hundred
(100) foot strip of land reserved for street purposes (referred to in the description set forth in attached Exhibit "A"), excepting therefrom that portion of said strip of land previously quitclaimed to the State of California by Lessee, as may be required for buried ground system radial wires; provided, however, that such radial wires shall be buried deep enough so as not to interfere with any future underground installations made in said strip of land. The Port's written approval shall be obtained prior to construction of any new ground utility system or significant modification of the existing ground utility system within said strip of land.

         7.4. General: The layout, specifications, detailed plans and architectural plans of all Improvements to be constructed upon the Premises and adjacent thereto shall be subject to the prior written approval of the Port and the Navy. Lessee warrants that the proposed Improvements if constructed or installed consistently with the plans and specifications will comply with all laws and regulations regarding disabled or handicapped persons, including without limitation the Americans With Disabilities Act of 1990. In addition, construction or installation of Improvements shall not commence unless and until Lessee, or its licensed contractor, shall have secured, at no cost to the Port, all other necessary permits, including, but not limited to, building permits and any necessary approvals and permits from the San Francisco Bay Conservation and Development Commission.

         Lessee shall be responsible for the repair of any Port or other facilities which are damaged as a result of Lessee's construction activities.

         7.5. No Improvements by the Port: The Port is not obligated to construct or install any improvements or make any repairs or alterations on or off of the Premises. The Port shall have no obligation on account of any construction, installation, repair or alteration of any improvement by Lessee to pay for or reimburse Lessee all or any portion of the costs or expenses arising out of such construction, installation repair or alteration, nor is Lessee permitted any credit; set off or deduction for all or any portion of such costs or expenses against any payment Lessee otherwise owes the Port.

         7.6. Prevailing Wage Requirements: Lessee agrees that in the performance of work under this Lease, Lessee shall comply with:

              (a) The Public Work Prevailing Wage Requirements, which are the applicable prevailing wage requirements of California Labor Code Sections 1720 et seq. and Port Ordinance No. 1606, as amended, and which generally apply to construction, costing more than $1,000.00, which is made on or to Port property and the cost of which is paid for in whole or in part by the Port's advance or reimbursement to Lessee or by credit against rent or other sums due the Port; and

              (b) The Private Work Prevailing Wage Requirements of this Lease which generally apply to all construction, other than construction to which the Public Work Prevailing Wage requirements apply, which is made on or to Port property, costing more than $50,000.00.

         "Construction" as used herein shall apply to construction, alteration, demolition or repair work, and the laying of carpet and maintenance work, provided, that Private Work Prevailing Wage Requirements shall not apply to maintenance work. "Construction" includes all construction of building core and shell, tenant improvements and public works that are within the customary jurisdiction of the construction trades and crafts, whether performed on- or off-site. Off-site work, performed by Materialmen, as defined under California Law, is not included in the term "Construction."

         The Private Work Prevailing Wage Requirements shall not apply to tenant improvements costing less than $50,000.00, nor to tenant improvements for which the initial building permit for such work is issued more than one year after the certificate of occupancy is approved on the core and shell. The $50,000.00 cost shall be adjusted annually pursuant to the CPI.

         The following provisions of this subsection apply only if, and to the extent that, the prevailing wage requirements are applicable.

         The prevailing wage requirements shall apply to the employees of any employer including the Lessee, any tenant of Lessee, any general contractor or subcontractor or other contractor engaged in construction for the Improvements by the Lessee, including their successors and assignees, but shall not apply to supervisory or managerial personnel or to persons employed in the rental, operation or (in the case of Private Work Prevailing Wage Requirements only) maintenance of the Premises.

         The Lessee shall cause the provisions of this subsection to be incorporated into each contract and subcontract, and lease agreement which would be subject to this subsection. In the event the provisions are not so incorporated, the Lessee shall be liable to the worker in any action or proceeding for the difference between the prevailing wage rate required to be paid and the amount actually paid to the worker, including costs and attorney fees, as if the Lessee were the actual employer.

         The prevailing wage requirements of this subsection will be monitored and enforced by the Port. In addition to any other rights provided by California law to recover compensation, a worker that has been paid less than the prevailing wage rates shall have a right to commence an action or proceeding against the employer of the worker for the difference between the prevailing wage rates and the amount paid to such worker for each calendar day or portion thereof for which the worker was paid less than the compensation required to be paid under the provisions of this subsection. No issue other than that of the liability of the employer for the amount of unpaid wages allegedly due shall be determined in such action or proceeding, and the burden shall be on the employer to establish that the amounts demanded are not due. A worker recovering any or all of the wages claimed to be due shall recover his costs and attorney fees in securing such recovery. Nothing in this section shall preclude its enforcement by the California Division of Labor Standards Enforcement.

         Nothing in this lease shall prevent the employment of any number of properly registered apprentices, as defined in Chapter 4, Division 3 of the Labor Code. Every such apprentice shall be paid not less than the standard wage paid to apprentices under the regulations of the crafts or trade at which the apprentice is employed, and shall be employed only at the work of the craft or trade to which the apprentice is registered. The employment and training of each apprentice shall be in accordance with the provisions of the apprenticeship standards and apprentice agreements under which the apprentice is in training. Good faith efforts shall be made to maintain a ratio of apprentices to journeymen of not less than 20%, if the employer is signatory to an agreement to train, or otherwise bound to train, apprentices. When submitting the certified payroll records required hereunder Lessee shall submit documentary proof of the valid apprentice status of any worker listed as an apprentice.

         Lessee agrees that, any action by Lessee or its assignee against the Port for the recovery of penalties or forfeitures shall be commenced, and written notice thereof shall be actually received by the Port, within the ninety-day period after the Port's Chief Engineer notifies Lessee in writing that the Chief Engineer has determined that the work is complete. Lessee agrees that such suit on the Lease for alleged breach thereof in not making an advance or reimbursement or in not permitting a credit to rent or other sums due the Port is the exclusive remedy of Lessee or the Lessee's assignee with reference to such penalties or forfeitures. Lessee or Lessee's assignee may bring such suit without permission of the Port, but the suit shall be limited to the recovery of the penalties or forfeitures without prejudice to Lessee or Lessee's assignee's rights in other matters affecting the Lease. Lessee agrees that no other issues shall be presented to the court in such case and the burden shall be on the plaintiff to establish plaintiff's right to the penalties or forfeitures withheld or to be withheld.

         Lessee agrees that to the extent that Lessee is required to comply with the prevailing wage requirements, Lessee shall assure that all workers are paid the prevailing rate of per diem wages, and travel and subsistence payments (defined in applicable collective bargaining agreements filed in accordance with Section 1773.8 of the California Labor Code), in effect on the date of the Port's first approval of a building permit or other approval of the work. Copies of the applicable prevailing rate of per diem wages are on file at the Port's principal office and will be made available to any interested party on request. Lessee agrees to post a copy of the prevailing rate of per diem wages at each job site.

         Lessee, as a penalty to the Port, shall forfeit twenty-five dollars ($25.00) for each calendar day, or portion thereof (or such other sum as specified from time to time by Section 1775 of the California Labor Code), for each worker paid less than the applicable prevailing rates for such work or craft in which such worker is employed. The difference between such prevailing wage rates and the amount paid to each worker for each calendar day or portion thereof for which each worker was paid less than the prevailing wage rate shall be paid to each worker by Lessee.

         To the extent that there is insufficient money due Lessee as an advance, reimbursement or credit to cover all penalties forfeited and amounts due and in all cases where the Lease does not provide for a money payment by the Port to Lessee, and except in cases where enforcement authority is vested in the State pursuant to Section 1775 of the California Labor Code, the Port not later than ninety (90) days after the filing of a valid notice of completion in the office of the Alameda County Recorder or not later than ninety (90) days after the Port's acceptance of the work, whichever last occurs, may maintain an action in any court of competent jurisdiction to recover the penalties and the amounts due provided for herein. Lessee agrees that no issue other than that of the liability of Lessee for the penalties allegedly forfeited and amounts due shall be determined in such action, and the burden shall be upon Lessee to establish that the penalties and amounts demanded in such action are not due. Out of any money withheld or recovered or both there shall first be paid the amount due each worker and if insufficient funds are withheld or recovered or both to pay each worker in full the money shall be prorated among all such workers.

         At least two weeks before the last date Lessee accepts initial bids for construction Lessee shall file with the Port a written list of the name of all contractors to whom Lessee has submitted a request for bids. In addition, Lessee shall file with the Port the name of each contractor with whom it proposes to contract, together with the name of the subcontractors of all tiers, at least five (5) working days before entering into the contract.

         Lessee agrees to keep or cause to be kept by each contractor and subcontractor an accurate payroll record for each worker employed on work covered by this Paragraph showing all of the information specified in subsection
(a) of Section 1776 of the California Labor Code. All such payroll records shall be certified, available for inspection and filed in accordance with the procedures specified in subsections (b) - (e) inclusive of Section 1776 of the California Labor Code. In addition, copies of such certified payroll records shall be filed with the Port within a reasonable time not to exceed fifteen (15) days from close of payroll by the respective employer.

         It is understood and agreed that all documents that Lessee is required to submit to or file with the Port under this subsection shall constitute public records that shall be available to any member of the public for review or copying in accordance with the California Public Records Act.

         In the event of repetitive breach of the requirements of this subsection by Lessee, the Port shall be entitled, in addition to all other remedies hereunder for breach of the Lease, to appoint at Lessee's expense a special monitor to oversee Lessee's compliance. Fees for said special monitor shall be billed to Lessee, which fees Lessee agrees to pay as additional rent within 10 days after Lessee's receipt of such bill. In the event of noncompliance with the foregoing requirements concerning payroll records which continues for more than ten (10) days after the Port gives to Lessee written notice specifying in what respects Lessee must comply, Lessee shall forfeit as a penalty to the Port for each worker twenty-five dollars ($25) for each calendar day, or portion thereof, until strict compliance is effectuated.

         Lessee shall be responsible for complying with Section 1777.5 of the California Labor Code concerning apprenticeable occupations, with respect to all work covered by that section.

         Except where the context otherwise requires, the definitions of terms and phrases contained in the State prevailing wage law, Sections 1720 et seq. of the California Labor Code, and in the implementing administrative regulations, shall apply to the same terms and phrases which are used in the prevailing wage requirements of this subsection.

         7.7. Right of Entry for Construction and Maintenance: The Port and Lessee each agree that the other shall be permitted to enter upon its property, as may reasonably be necessary in order for the Port or Lessee to make the improvements or do other work required by this Lease or in order for the Port to make improvements to adjacent Port property, and to maintain or repair the respective party's property that is adjacent to the other party's property. The right of the Port to enter the Property or the Premises shall extend to the Port's lessees, and licensees and contractors. A party's exercise of its right of entry shall not unreasonably interfere with the other party's use of its property. Any interference shall be temporary and all work on the entering party's property shall proceed expeditiously as necessary to avoid or minimize any such interference. A party intending to exercise the right of entry shall first give to the other party reasonable notice before commencement of any work on the other party's property. In the event a party's entry results in any damage to the other party's property, the same shall be repaired expeditiously at the entering party's expense.

         In addition, the Port and Lessee each agree to grant to the other and to execute such reciprocal easements, agreements or covenants, conditions and restrictions relating to the Improvements and the improvements to be made by the Port as may be necessary for the proper and efficient functioning thereof, and determined jointly, reasonably and in good faith by Lessee and the Port.

    8. Security Concerning Improvements: Before the commencement of any construction work hereunder, Lessee, or its contractors, at no cost or expense to the Port, shall furnish to the Port such security concerning improvements and covering any obligation of Lessee under the Prevailing Wage Requirements provisions of this Lease as the Port may require.

    9. Title to Improvements: Lessee shall have title to the Improvements constructed on the Premises by Lessee under this Lease and such title shall remain in Lessee during the term of this Lease. No Improvements shall be removed from the Premises by Lessee at any time without the prior written consent of the Port. Title to all equipment, furnishings and trade fixtures placed by Lessee upon the Premises shall remain in Lessee, and replacements, substitutions and modifications thereof may be made by Lessee throughout the term of this Lease. Upon expiration of the term of this Lease, or sooner termination thereof, Lessee covenants to remove its structures to ground level and leave the Premises in a clean condition; provided, however, that Lessee may with the Port's express written consent leave all or any portion of said structures on the Premises.

    10. Maintenance of Premises; Alterations and Additions: Lessee agrees that during the entire term of this Lease, at its own cost and expense, it shall keep and maintain the Premises, including without limitation the surface, utilities and fencing, clean and in first-class order, repair and condition. Lessee shall perform, at its own cost and expense, any and all maintenance, repairs, rehabilitation, reconstruction and cleanup or removal, including but not limited to the access road to the Premises, whether required by structural failure or deterioration or by operations of Lessee, by actions of others or otherwise. The Port shall have no maintenance, repair, rehabilitation, reconstruction, cleanup, removal or security obligations of any kind whatsoever with respect to the Premises.

         If for a period of 45 days after written notice from the Port Lessee shall fail, neglect or refuse to perform, or to commence and continuously and diligently proceed in good faith to complete, any required repair or maintenance, the Port may perform such repair or maintenance and Lessee shall reimburse the Port within 30 days after receipt of notice from the Port demanding payment for the cost thereof, including the Port's reasonable administrative overhead. In performing such repair, the Port shall interfere as little as reasonably possible with Lessee's operations on the Premises. The making of such repairs or performance of maintenance by the Port shall in no event be construed as a waiver of the duty of Lessee to make repairs or perform maintenance as herein provided.

         Lessee may make alterations, additions, or betterments to the Premises only after complete plans and specifications therefore have been submitted to and approved by the Port and the Navy and after securing, at no cost to the Port, all necessary building and other permits from the Port, the City and other appropriate governmental agencies. In addition, Lessee shall maintain, at its expense, all equipment, furnishings and trade fixtures upon the Premises required for the maintenance and operation of a business of the type to be conducted pursuant to this Lease.

         All repairs, modifications alterations or additions to the Premises by Lessee shall be made in accordance with and shall comply with the requirements of all applicable laws, regulations, ordinances and permits.

         Lessee hereby expressly waives all rights to make repairs at the expense of Lessor, or in lieu thereof to vacate the Premises, and all of the other benefits contained in Sections 1941 and 1942 of the Civil Code of the State of California or any successor statute thereto and any other similar law now or hereafter in effect.

    11. Signs and Advertising: Lessee shall not have the right to place, construct, or maintain on the glass panes or supports of any windows of the Improvements, on the doors, or on the exterior walls or roofs thereof or any interior portions thereof that may be visible from the exterior of the Improvements, or on any free-standing location on the Premises, any signs, advertisements, names, insignia, trademarks, descriptive material, and any other similar item, except solely for installation upon structures on the Property of a sign or signs indicating the call letters and dialing position of Lessee's radio station. The Port shall have absolute discretion to withhold approval for any lighted sign or any sign other than said signs indicating Lessee's radio station call letters and dialing position. The Port at Lessee's cost may remove any item placed, constructed, or maintained that does not comply with the provisions of this Section.

         Before termination of this Lease, Lessee shall remove to the satisfaction of the Port all signs, advertisements, names, insignia, trademarks, descriptive material and any similar material installed, painted, inscribed or placed in or upon the Premises, provided that before termination of the Lease Lessee shall repair and/or repaint the Premises to the satisfaction of the Port as required on account of such removal.

         Lessee shall not place, construct, or maintain on the Premises any advertisement media that include moving or rotating parts, searchlights, flashing lights, loudspeakers, phonographs, or other similar visual or audio media. Lessee shall not solicit business in, on, or about the exterior of the Improvements, or distribute handbills or other advertising or promotional media in, on, or about said exterior, except that Lessee shall be entitled to engage in radio, television and newspaper advertising as is customarily used for the type of business authorized by and carried on pursuant to this Lease.

         Any sign that Lessee has the right to place, construct, and maintain on or adjacent to the Premises shall comply with the Port's applicable sign policies and with all applicable laws, and Lessee shall obtain any approval required by such laws. The Port makes no representation with respect to Lessee's ability to obtain such approval.

    12. Utilities: Lessee shall pay for all water, gas, heat, electricity, fuel, power, telephone service, and other utilities, as well as janitor or watchman services and mechanical fire alarm or security services which may be furnished to Lessee. The Port reserves the right, but not the obligation, to be Lessee's sole provider of electricity, gas and/or water. In the event the Port at Lessee's request, or pursuant to legal requirements, elects to provide or pay for any utility services, Lessee shall pay the Port for such services or reimburse to the Port such payment not later than the first day of the calendar month following Lessee's receipt from the Port of a billing statement for said services or reimbursement. Any and all other utility services required by Lessee shall be provided by Lessee at its expense.

    13. Taxes and Assessments: The property interests created by this Lease may be subject to property taxation and Lessee hereunder in whom the possessory interest is vested may be subject to the payment of property taxes levied on such interest. Lessee agrees timely to pay all lawful taxes, assessments, fees or charges which at any time may be levied or charged by the federal government, the state, county, city or any tax or assessment levying body against the transfer of the leasehold interest hereunder upon recordation or otherwise, or upon any activity carried on under this Lease, any interest in this Lease or any possessory right which Lessee may have in or to any property covered hereby by reason of its use or occupancy thereof or otherwise, as well as all lawful taxes, assessments, fees and charges on goods, merchandise, fixtures, appliances, equipment and property owned by Lessee in or about the Premises.

         Lessee agrees timely to submit to appropriate taxing authorities all required reports, documents and notices with respect to its use, occupancy or ownership of the Premises or any goods, merchandise, fixtures, appliances, equipment or other property therein or used in connection with the Premises. Lessee shall concurrently provide to the Port a full and complete copy of all such reports, documents and notices submitted to said taxing authorities, and within 15 days after the request of the Port Lessee shall provide to the Port at no cost to the Port copies of all such reports, documents and notices.

         Lessee at no cost to the Port reasonably may contest the legal validity or amount of any such taxes, assessments, or charges for which Lessee is responsible hereunder, and institute such proceedings as Lessee considers necessary; provided, however, that Lessee shall at all times defend and indemnify the Port against any and all losses and costs resulting therefrom, and protect the Port and the Premises from foreclosure of any lien, and that the Port shall not be required to join in any proceeding or contest brought by Lessee.

    14. Fire Insurance Neither the Port nor Lessee shall be obligated under this Lease to carry any casualty insurance on the Premises, including fire and special extended insurance (all risk) coverage.

    15. Damage or Destruction of Premises:If during the term of this Lease the Premises are totally or partially damaged or destroyed by fire or other casualty rendering the Premises totally or partially inaccessible or unusable, Lessee hereby agrees with due diligence to restore the Improvements, and all contents, furniture, fixtures and equipment therein, to a good and tenantable condition notwithstanding any inadequacy of insurance proceeds therefor.

         In the event of any damage caused by an uninsured casualty, Lessee shall not be entitled, to any abatement of Monthly Rent.

         The Port and Lessee hereby waive the provisions of California Civil Code Sections 1932 and 1933, and of any other statutes which relate to termination of a lease when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

    16.  Indemnification and Liability Insurance:

         16.1. General Indemnification: Lessee shall defend, indemnify and hold the Port harmless against all claims, suits, liability and expense for any loss of, or damage, injury or death to, any person or any property (including the person or property of the Port or of Lessee, its officers, employees, agents or invitees), which directly or indirectly arises out of Lessee's occupancy or use of the Premises or Lessee's activities related thereto, or from the alleged violation of any civil rights act, including acts regarding disabled or handicapped persons, including without limitation, the Americans With Disabilities Act of 1990. Defense counsel by Lessee retained by Lessee under this Section shall be subject to the Port Attorney's reasonable approval.

         These obligations of Lessee shall not apply to any such loss, damage, injury or death caused solely by the negligence or other wrongful conduct of the Port but shall apply under all other circumstances. The obligations of Lessee under this Section arising by reason of any occurrence taking place during the term of this Lease, shall survive any termination of this Lease.

         For purposes of this subsection, "the Port" shall include the Board of Port Commissioners and each of its Commissioners, officers, employees and agents.

         The foregoing provisions of this Section are not intended and shall not be construed to limit in any manner whatsoever the protection or benefits to which the Port otherwise would be entitled as an additional insured under any liability insurance maintained or required to be maintained by Lessee under this Lease.

         16.2. Special Indemnifications: In addition to the provisions of
Section 16.1 and without intending in any way to limit or restrict said provisions in any way, it is an express condition of this Lease that the Port shall be free from any and all liabilities and claims for damages and/or suits for or by reason of any death or deaths of or any injury or injuries to any person or persons or damages to property of any kind whatsoever, whether the person or property of Lessee, its agents or employees, or third persons, from any radio or broadcast interference with any Port or Port-related activity, including, but not limited to, interference with the operation of safety of buildings, container cranes or ships, and Lessee hereby covenants and agrees to indemnify and to save harmless the Port from all liabilities, charges, expenses (including counsel fees) and costs on account of or by reason of any such death or deaths, injury or injuries, liabilities, claims, suits or losses however occurring or damages growing out of the same. Lessee further agrees, if requested by the Port, to take appropriate measures including but not limited to, adjusting its radio signals so that resonant frequency energy absorbed by Port of Oakland container cranes does not exceed a safe level. Such determination as to safety shall be made by the Port's Chief Engineer applying pertinent objective criteria, such as by way of example and not limitation, applicable California Occupational Safety and Health Act (OSHA) regulations.

         It is a further express condition of this Lease that Lessee does hereby release and forever discharge the Port, members of the Board of Port Commissioners and its officers, agents and employees from any and all liabilities, claims, demands, rights and causes of action which the Lessee may have against it, him, her or them, on account of and in any way respecting alleged disruption, distortion or any other interference with Lessee's radio signal transmissions from existing Port container cranes, Port container cranes which may be installed in the future, or any other marine terminal activities; and Lessee does hereby covenant and agree to waive any and all such claims and forever releases and discharges the Port from the same.

         16.3. Liability Insurance: Lessee shall maintain in force during the term of this lease comprehensive general or commercial liability insurance, including bodily injury and property damage insurance, with such types of coverage and minimum coverage amounts as may be reasonably requested by the Port from time to time, but in no event for less than the sum of One Million Dollars ($1,000,000.00) combined single limit per occurrence and in no event with less than the following coverages:

         1.       Premises or Operations Liability
         2.       Completed Operations Liability
         3.       Products Liability
         4.       Blanket Contractual Liability
         5.       Owned, Nonowned and Hired Automobiles Liability
         6.       Personal Injury Liability
         7.       Broad Form Property Damage Liability
         8.       Fire Legal Liability
         9.       Independent Contractors Liability
         10.      Advertising Liability

         Each policy of insurance maintained pursuant to this Section shall provide the following:

              (1) The Board of Port Commissioners and each of its Commissioners, officers, employees and agents named by endorsement as additional insureds;

              (2) Coverage shall not be canceled, reduced or non-renewed without at least 30 days prior written notice to the Port.

              (3) Coverage shall be primary and non-contributory. The Port's insurance and/or self-insurance shall not be called upon to contribute in the event of loss.

              (4) A severability of interest or cross-liability endorsement, reading generally as follows:

    Cross-Liability - In the event of one of the assureds incurring liability to any other of the assureds, this policy shall cover the assured against whom claim is or may be made in the same manner as if separate policies had been issued to each assured. Nothing contained herein shall operate to increase underwriters' limit of liability.

         Lessee also shall maintain in force during the term of this Lease, and provide to the Port evidence that it does maintain the following, both with a subrogation waiver endorsement in favor of the Port:

              1.Statutory workers compensation insurance coverage under California law; and

              2. Employer's liability coverage in the amount of not less than One Million Dollars ($1,000,000.00).

         Before commencement of the term of this Lease, Lessee shall provide to the Port an originally executed endorsement or endorsements evidencing all of the liability insurance required under this Section. Lessee shall provide to the Port at least 30 days prior to the expiration of any such policy an endorsement showing that such insurance coverage has been renewed or replaced. If such coverage is canceled or reduced, then within 15 days after receipt of written notice of such cancellation or reduction in coverage, but in no event later than the effective date of cancellation or reduction, Lessee shall provide the Port a notice of reinstatement or an endorsement or endorsements as appropriate, showing that the required insurance has been reinstated or replaced. At the Port's request, Lessee agrees promptly to provide the Port a full, true and complete copy of each policy required to be maintained hereunder. Each policy shall be subject to the approval of the Port, which approval shall not unreasonably be withheld.

         On failure to provide any such endorsement or other document as required by this Section, Lessee shall be in substantial default of this Lease and the Port may proceed in accordance with the default section of this Lease. However, at its option and sole and absolute discretion the Port may, but is not obligated to, (1) procure upon at least 15 days prior written notice to Lessee all or portions of the required insurance at Lessee's expense and Lessee shall pay to the Port the Port's cost of procurement of such insurance upon receipt of billing from the Port for said cost or (2) approve a program of self-insurance in lieu of required insurance upon such terms, conditions and limitations as may be imposed at the Port's sole and absolute discretion.

         Deductibles and self-insured retentions shall be permitted only at Lessee's written request and upon the prior written approval of the Port, which approval the Port shall not unreasonably withhold or delay and shall be subject to the following covenants and conditions:

              (1) Lessee agrees that for any such deductible or self-insured retention amount, Lessee shall provide to the Port defense and indemnification at least equal to the defense and indemnification to which the Port would be entitled as an additional insured had Lessee provided the above-specified coverages respectively under Insurance Services Office form number GL 0002 (Ed. 1/73) , Insurance Services Office form number GL 0404, and Insurance Services Office form number CA 0001 (Ed. 6/92) . It is understood that Lessee's agreement to provide such defense and indemnification to the Port includes cases where such defense and indemnification would be required under said insurance policy forms for claimed loss, damage, injury or death which was caused solely by the active or passive negligence or other wrongful conduct of the Port.

              (2) Lessee agrees that it shall be reasonable in all cases for the Port to condition its approval of any deductible or self-insured retention in excess of the first $2,500.00 ("unsecured amount") on Lessee's first depositing with the Port, as additional security deposit and subject to all of the other provisions of this Lease applicable to a security deposit, a sum determined by the Port up to the amount of the deductible or self-insured retention in excess of the unsecured amount. The Port from time to time but no more frequently than once each year may adjust the unsecured amount by the percentage increase, if any, between the last CPI published before the Effective Date and the last CPI published. Such additional security deposit shall be in the form specified for a security deposit under other provisions of this Lease, but shall not be considered for purposes of increasing the security deposit pursuant to provisions of this Lease other than this Section. The additional security deposit is solely for the benefit of the Port to secure Lessee's agreement in item (1) immediately above to defend and indemnify the Port.

         In any case under this Section that Lessee is required to provide to the Port an endorsement or copy of a policy and the policy is not available, the Port agrees to accept in lieu thereof, and on a temporary basis only, a binder in a form reasonably satisfactory to the Port.

         All policies of insurance required by this Lease to be maintained by Lessee or any sublessee shall be issued by carriers who are Financially Acceptable.

         16.4. Sublessees: Lessee shall include provisions in each sublease that Lessee enters into with respect to the Premises that (1) the sublessee agrees to indemnify and hold harmless the Port (as "Port" is defined in the Subsection 1 of this Section) in the same manner as Lessee agrees to indemnify and hold harmless the Port in accordance with this Section above, and (2) the sublessee agrees to maintain at all times during the term of the sublease liability insurance with the coverages described in this Section above, in an amount not less than $1,000,000.00 combined single limit, and which names the Port an additional insured; provided, that the Port reasonably may require additional coverages, and increased amounts, as a condition to consent to a sublease and from time-to-time thereafter.

    17. Mortgage of Leasehold and Protection of Lender: Notwithstanding any provision to the contrary contained in this Section or in any other provision of this Lease, Lessee, with the prior written and signed consent of the Port (which consent shall not unreasonably be withheld) may enter into a Leasehold Mortgage. Lessee shall have no right to require the Port to encumber the Port's fee interest in the Property, and notwithstanding anything herein contained to the contrary, Lessee hereby agrees that Lessee is entitled to enter into Leasehold Mortgage for only the following purposes: (1) to finance construction of Improvements required to be constructed under this Lease; (2) to provide for refinancing of existing financing on the Premises previously approved by the Port; (3) to finance Lessee's capital additions and equipment, and acquisitions and/or replacements reasonably required in pursuit of its business activities on the Premises; and (4) for any other purpose so long as the encumbrance of which financing together with all existing encumbrances on the leasehold interest shall not exceed 60% of value of Lessee's leasehold interest in the Premises.

         Lessee's rights to enter into a Leasehold Mortgage as herein provided shall be suspended so long as Lessee is in default hereunder and has received written notice of such default from the Port.

         Anything hereinafter contained in this Section to the contrary notwithstanding, a Lender shall not be entitled to any notice or copy of any notice from the Port to Lessee under this Lease, and such Lender's consent shall not be required pursuant to the provisions of this Lease hereinafter set forth, unless such Lender has provided, by written notice to the Port, the address or addresses to which such notice, copy of such notice or request for consent shall be sent, which address or addresses may be changed by such Lender from time-to-time by written notice to the Port.

         Lessee shall promptly provide the Port with a fully executed complete copy of each Leasehold Mortgage and any and all amendments thereto. Each Leasehold Mortgage shall contain a provision that all notices of default, foreclosure and sale shall be given to the Port contemporaneously with service on Lessee.

         A Leasehold Mortgage or amendment there to shall be effective as to the Port only if and so long as a fully executed complete copy of the entire agreement and amendments thereto are provided to and approved in writing by the Port. The Port agrees that it shall not unreasonably delay or deny approval, and if the Port has not approved or disapproved in writing within 20 working days after receipt, the Port shall be deemed to have approved.

    18.  Liens, Assignment and Subletting:

         18.1. General: Lessee shall not, either directly or indirectly, voluntarily or involuntarily, assign, hypothecate, encumber or transfer this Lease or any interest therein or right granted thereby or sublet the whole or any part of the Premises, or license the use of same, or permit or suffer any other person or entity to occupy, use or manage (except management by Lessee's employees) the same, in whole or in part, without the prior written consent of the Port which consent the Port may withhold and deny in its sole and absolute discretion.

         Except as hereinafter in this Section expressly provided, no modification of a sublease, assignment or other transfer after the Port's initial consent shall be effective without the prior written approval of the Port. Lessee agrees that it immediately shall notify the Port in writing of any cancellation or surrender of a sublease. In case of a transfer by reason of death the transferee shall notify the Port in writing of the transfer within 60 days after the death.

         Neither this Lease nor any interest therein or right granted thereby shall be assignable or transferable in proceedings in attachment, garnishment or execution against Lessee, or in voluntary or involuntary proceedings in bankruptcy or insolvency or receivership taken by or against Lessee or by any process of law, and possession of the whole or any part of the demised premises shall not be divested from Lessee in such proceedings or by any process of law, without the prior written consent of the Port, which consent the port may withhold and deny in its sole and absolute discretion.

         Any breach of the provisions of this Section shall constitute a default and shall cause this Lease to terminate immediately at the option of the Port after not less than 5 days' notice to Lessee.

         Unless otherwise provided by resolution adopted by the Board of Port Commissioners or expressly in this Section, no subletting or assignment, even with the Port's consent, shall relieve Lessee of its rental or other obligations hereunder, and Lessee shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.

         18.2. Liens, Attachments, Bankruptcy: Except as otherwise expressly provided in this Lease, Lessee shall pay for all labor done and materials furnished in the repair, replacement, development or improvement of the Premises and any areas adjacent thereto and shall keep the Premises and such adjacent land, and Lessee's possessory interest in the Premises, free and clear of any lien or encumbrance (hereinafter "lien") of any kind whatsoever created by Lessee.

         If a lien is filed, Lessee shall promptly either cause such lien to be released of record or diligently contest the claim relating to the lien, provided that if such contest is resolved against Lessee, Lessee promptly shall cause such lien to be released of record, and if Lessee fails so to do, the Port shall have the right and option, but not the duty, to pay or otherwise discharge, stay or prevent the execution of any judgment or lien or both. If the Port exercises such option, the Port shall not be deemed to have waived the Port's right to declare a default of this Lease and Lessee shall reimburse the Port for all sums expended in connection with any such judgment or lien, or both, including the Port's reasonable attorneys fees and costs, together with any delinquency charge provided for in this Lease, and said reimbursement shall be due and payable 10 days from the date the Port gives to Lessee written notice of any such payments, fees or costs.

         Lessee shall not be deemed to be in default if Lessee causes an attachment or execution to be removed within 45 days of levy, or if Lessee causes an involuntary proceeding in bankruptcy to be dismissed or receiver to be removed within 90 days of the date of commencement of said proceeding or appointment of said receiver.

         18.4. Assignments: Assignments or transfers requiring Port consent include any and all assignments or transfers of any right, title or interest in this Lease except arising from death or otherwise expressly exempt by the provisions of this Lease from the requirement for prior Port approval.

         An assignment within the meaning of this Section shall include, but is not limited to, the following:

              A. If Lessee is other than a corporation, the transfer of the Lease or any of Lessee's interests therein to a corporation that is not wholly owned or controlled by Lessee;

              B. If Lessee consists of more than one person or entity, or a combination of a person or persons and an entity or entities, a purported assignment, voluntary, involuntary, or by operation of law of any interest in the Lease from one or more such persons or entities, to any other person or persons or entity or entities whether or not such other person or persons or entity or entities are Lessees;

              C. If Lessee is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any general partner (but not of any limited partner), or the dissolution of the partnership;

              D. If Lessee is a corporation, any dissolution, merger, consolidation, or other reorganization of Lessee, or the sale or other transfer of a controlling percentage of the capital stock of Lessee, or the sale of more than 50% of the value of the assets of Lessee whether in one conveyance or cumulatively in the aggregate in more than one conveyance. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least 50% of the total combined voting power of all classes of Lessee's capital stock issued, outstanding, and entitled to vote for the election of directors. This subsection D shall not apply to a corporation the stock of which is publicly traded through an exchange or over the counter or to any transfer, distribution or contribution of a controlling percentage of the capital stock of Lessee (i) by any corporate shareholder of Lessee to one or more of its own shareholders, or (ii) by any shareholder of Lessee to another corporation the capital stock of which such shareholder owns a controlling percentage; provided, however, Lessee shall however give the Port prompt written notice of each such transfer, distribution or contribution.

    19. Toxic Materials; Fumes and Odors; Disposal of Garbage; Annoying and Injurious Conduct: Exhibit "C", entitled Toxic Materials, is attached to and made a part of this Lease. The terms and conditions of this Exhibit shall apply to any Toxic Materials as defined in the Exhibit.

         No offensive or dangerous trade, business or occupation shall be carried on within the Premises, and nothing shall be done on the Premises, other than as is provided for in the use provisions of this Lease, which will suspend the insurance upon the Premises or increase the rate of insurance or suspend the insurance on other structures of the Port; and no machinery or apparatus shall be used or operated on the Premises which will in any way injure the Premises or adjacent buildings; provided, however, that nothing in this Section shall preclude Lessee from bringing, keeping or using on or about the Premises goods, merchandise, materials, supplies, equipment and machinery as are appropriate or customary in carrying on its said business, or from carrying on its business in all respects as is generally usual, so long as Lessee at all times is in full compliance with the attached Hazardous and Toxic Substances Exhibit and all laws, regulations, permits, licenses and any other approvals or authorizations relating to Toxic Materials.

         Lessee agrees to conduct its operations upon the Premises so as to reduce to the minimum that is reasonably practicable the emanation from the Premises of fumes and odors.

         Lessee agrees to handle and dispose of its trash, garbage and refuse in a sanitary manner and not to store or maintain any boxes, cartons, barrels, trash, debris or refuse in or about the Premises where they will be visible from any direction outside the Premises. Lessee shall provide its own facilities within the Premises for the cleaning of garbage cans.

    20. Defaults; Remedies: The Port's rights under this Section are subject to any Leasehold Mortgage Lender provisions of this Lease.

         20.1. Defaults: The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

              (a) The vacating or abandonment of the Premises by Lessee.

              (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of 10 days after written notice thereof from Port to Lessee. In the event that Port serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this paragraph (b).

              (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice hereof from Port to Lessee; provided, however that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

              (d) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days) ; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee s assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this paragraph (d) is contrary to any applicable law, such provision shall be of no force or effect.

              (e) The discovery by Port that any financial statement given to Port by Lessee, any assignee of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, was materially false.

         20.2. Remedies: In the event of any such material default or breach by Lessee, Port may at any time thereafter, with or without notice or demand and without limiting Port in the exercise of any right or remedy which Port may have by reason of such default or breach:

              (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Port. In such event Port shall be entitled to recover from Lessee all damages incurred by Port by reason of Lessee's default including, but not limited to,

                   (i) The worth at the time of award of the unpaid rent and sums equivalent to rent required to be paid by Lessee under this Lease that had been earned at the time of termination;

                   (ii) The worth at the time of award of the amount by which the unpaid rent and sums equivalent to rent required to be paid by Lessee under this Lease that would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

                   (iii) The worth at the time of award of the amount by which the unpaid rent and sums equivalent to rent required to be paid by Lessee under this Lease for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

                   (iv) Any other amounts permitted by law to compensate the Port for detriment proximately caused by Lessee's default or which in the ordinary course of events would be likely to result therefrom, including, but not limited to, the costs and expenses incurred by the Port (A) in retaking possession of the Premises, (B) in cleaning and making repairs of and alterations to the Premises reasonably necessary to return the Premises to good condition for uses permitted by this Lease and in otherwise preparing the Premises for reletting, (C) in removing, transporting, and storing any of Lessee's property left at the Premises although the Port shall have no obligation to remove, transport, or store any of such property, (D) in providing project management and (E) in reletting the Premises, including, but not limited to, brokerage commissions, advertising costs, and attorneys' fees.

         The "worth at the time of award" of the amounts referred to in items
(i) and (ii) immediately above is computed by allowing interest at the maximum rate permitted by law. The "worth at the time of award" of the amount referred to in item (iii) immediately above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%)

              (b) Avail itself of the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

              (c) In case of abandonment or vacating of the Premises by Lessee, if the Port elects not to terminate the Lease, Lessee hereby irrevocably appoints the Port the agent of Lessee to enter upon the Premises and remove any and all persons and/or property whatsoever situated upon the Premises, and place all or any portion of said property in storage for account of and at expense of Lessee. In such case the Port may relet the Premises upon such terms as to it may seem fit, and if a sufficient sum shall not thus be realized after paying all expenses enumerated in items A, B, C and D in paragraph (a) (iv) of this Subsection 20.2 and collecting to satisfy the rent and other sums herein agreed to be paid, Lessee agrees to satisfy and pay any deficiency, and to pay such expenses. Lessee hereby exempts and agrees to save harmless the Port from any cost, loss or damage arising out of or caused (except to the extent caused by the active negligence of the Port or its agents or contractors) by any such entry or re-entry upon said Premises and/or the removal of persons and/or property and storage of such property by the Port or its agents.

              (d) Pursue any other remedy now or hereafter available to Port under the laws or judicial decision of the State of California.

    21. Surrender and Holding Over: Lessee covenants that at the expiration of the term of this Lease or upon its earlier termination it will quit and surrender the Premises to the Port and remove therefrom all of the structures thereon to ground level, together with all tenant improvements and all equipment, furniture and trade fixtures. The Premises shall be surrendered in good state and condition (reasonable wear and tear and damage by the elements excepted) , clean and free of all subtenants, Toxic Materials, trash, debris, equipment, furniture and trade fixtures not required to remain on the Premises under this Lease, and otherwise in compliance with all the terms of this Lease. The Port shall have the right upon such termination to enter upon and take possession of all the Premises. Should Lessee with the Port's written consent hold over the use of the Premises after this Lease has been terminated in any manner, such holding over shall be deemed merely a tenancy from month to month on such terms and conditions, and at a rent (payable monthly in advance), as may be fixed from time to time by the Port, but otherwise on the same terms and conditions as herein set forth; provided, however, that rent may be fixed by the Port from time to time by giving to Lessee written notice thereof at any time not less than 7 days before the expiration of any such month, to be effective upon the expiration of such month.

         It is understood and agreed that nothing contained in this Lease shall give Lessee any right to occupy the Premises at any time after expiration of the term of this Lease or its earlier termination or termination of any holdover tenancy by any means whatsoever, and that this Lease shall not create any right in Lessee for relocation assistance or payment from the Port upon expiration of the term of this Lease or upon its earlier termination or upon the termination of any holdover tenancy by any means whatsoever. Lessee acknowledges and agrees that upon such expiration or termination, it shall not be entitled to, and expressly hereby waives, any relocation assistance or payment pursuant to the provisions of Title 1, Division 7, Chapter 16, of the Government Code of the State of California (Sections 7260 et seq.) with respect to any relocation of its business or activities upon the expiration of the term of this Lease or upon its earlier termination or upon the termination of any holdover tenancy by any means whatsoever.

    22. Security and Protection of Premises: Lessee shall assume the sole responsibility for all personal security and for guarding and safekeeping of and risk of loss to all property, stock merchandise and equipment stored or located upon or used in connection with the said Premises.

    23. Waivers: No waiver by either party at any time of any of the terms, conditions or covenants or agreements of this Lease or of any default shall be deemed or taken as a waiver at any time thereafter of the same or of any other term, condition or covenant or agreement herein contained, nor of the strict and prompt performance thereof. No delay, failure or omission of the Port to re-enter the Premises or to exercise any right, power or privilege, or option, arising from any default, nor any subsequent acceptance of rent then or thereafter accrued shall impair any such right, power, privilege or option or be construed a waiver of any such default or relinquishment thereof, or acquiescence therein, and no notice by the Port shall be required to restore or revive time as of the essence after waiver by the Port of default in one or more instance. No option, right, power, remedy or privilege of the Port shall be construed as being exhausted by the exercise thereof in one or more instances. It is agreed that each and all of the rights, powers, options or remedies given to the Port by this Lease are cumulative, and no one of them shall be exclusive of the other or exclusive of any remedies provided by law, and that exercise of one right, power, option or remedy by the Port shall not impair its rights to any other right, power, option or remedy.

    24. Right to Inspect Premises: The Port or its duly authorized representatives, or agents and other persons for it, may enter upon the Premises at any and all reasonable times during the term of this Lease for the purpose of determining whether or not Lessee is complying with the terms and conditions hereof or for any other purpose incidental to rights of the Port. The Port shall not unreasonably interfere with the use and occupancy of Lessee or sublessees during such entry.

    25. Agent for Service of Process: It is expressly agreed and understood that if Lessee is not a resident of this state, or is an association or partnership without a member or partner resident of this state, or is a foreign corporation, then in any such event Lessee shall file with the Port a designation of a natural person residing in the County of Alameda, State of California, giving the person's name, residence and business address as Lessee's agent for the purpose of service of process in any court action between Lessee and the Port arising out of or based upon this Lease, and the delivery to such agent of a copy of any process in any such action shall constitute valid service upon such Lessee. Notwithstanding the foregoing, if Lessee is a foreign corporation, then in lieu of filing with the Port a designation as provided above in this Section, Lessee may file with the Port a certified copy of its designation of agent filed with the California Secretary of State under California Corporations Code Section 2105. If for any reason service of such process upon such agent is not possible, then in such event Lessee may be personally served with such process out of this state, and Lessee agrees that such service shall constitute valid service upon such Lessee; and it is further expressly agreed that Lessee is amenable to the process so served, submits to the jurisdiction of the court so acquired, and waives any and all objection and protest thereto.

    26. Promotion of Port and Facilities: Lessee shall in good faith and with all reasonable diligence when advertising the Premises seek to promote the harbor in the City of Oakland in order to promote and aid the commerce and trade of the Port of Oakland and the use of its facilities. Lessee agrees that any reference to the Premises in Lessee's brochures and other advertisements shall include a reference to the Port of Oakland in the name of the Premises.

    27. Estoppel Certificates: Lessee or the Port, as the case may be, shall execute, acknowledge and deliver to the other and/or to Lender, promptly upon request, its certificate certifying' to the best of its knowledge (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (b) the commencement and expiration dates of the Lease term and the dates, if any, to which the rent has been paid, (c) whether there are then existing any charges, offsets or defenses against the enforcement by the Port or Lessee of any agreement, covenant or condition hereof on the part of the Port or Lessee to be performed or observed (and, if so, specifying the same), and (d) whether there are then existing any defaults by the Port or Lessee in the performance or observance by the Port or Lessee of any agreement, covenant or condition hereof on the part of the Port or Lessee to be performed or observed and whether any notice has been given to the Port or Lessee of any default which has not been cured (and, if so, specifying the same).

         Lessee and the Port also agree at the request of the other to provide other information readily available and reasonably related to a transaction and required therefor by the requesting party; provided, however, that such other information shall not include financial information or other confidential information unless required to be provided by other provisions of this Lease, and a party may condition its supply of such other information upon the requesting party's prior deposit of a reasonable estimate of costs of providing such information.

    28. Force Majeure: In the event that Lessee or the Port is delayed, directly or indirectly, from the performance of any act or thing required under the terms hereof by acts of God, accidents, fire, floods, inclement weather, governmental action, restrictions, priorities or allocations of any kind and all kinds, strikes or labor difficulties of any and all kinds, shortages of or delay in the delivery of material, acts of war, riot and civil commotion, or by any similar cause reasonably beyond the control of Lessee or the Port, as the case may be, such failure (except for the payment of rent or other sums required by this Lease) shall not be deemed to be a breach of this Lease or a violation of any such covenants and the time within which Lessee or the Port must perform any said act shall be extended by a period of time equal to the period of delay arising from any of said causes.

    29. Eminent Domain Proceedings: It is mutually agreed that, in the event the Premises, or any interest therein, shall be taken by paramount governmental authority in eminent domain proceedings, Lessee shall not be entitled to share in any award for the value of the land, and Lessee hereby waives any claim to any part of such award; provided, however, that nothing herein contained shall be deemed a waiver of any right of Lessee to recover compensation in any such proceeding for the value of improvements belonging to it which might thus be taken whether same are affixed to the land or not; and provided further that, if a portion only of the Premises is taken, nothing herein contained shall be deemed a waiver of any right of Lessee (as owner of the leasehold interest and of improvements thereon erected, installed or acquired by Lessee) to recover severance damages.

         Anything contained in this Section to the contrary notwithstanding, all compensation, damages, reimbursements or other benefits payable to Lessee or Lessee's subtenants, licensees and concessionaires for or in connection with any relocation, displacement, inability to relocate, loss of business or loss of goodwill resulting from or in connection with any taking covered by this Section shall be payable to and be the sole property of Lessee or Lessee's subtenants, licensees and concessionaires, as appropriate. In addition, Lessee shall be entitled to receive all compensation and damages arising from such taking and payable for or on account of Lessee's trade fixtures and equipment at any time located on the portion of the Premises so taken, except that compensation and damages for those trade fixtures that pursuant to this Lease are to remain with the Premises on surrender shall be paid to the Port.

         Lessee acknowledges the Port's reserved power upon payment of just compensation to exercise its power of eminent domain as to the leasehold estate created hereunder; provided, however, that the foregoing acknowledgment shall not be deemed or construed to prejudice or waive any rights of Lessee to challenge or object to any attempt by the Port so to exercise such power.

    30. Waiver of Claims: The Lessee hereby waives any claim against the City of Oakland, and the Board of Port Commissioners, its officers, agents or employees, for damage or loss caused by any claim, suit or proceedings directly or indirectly attacking the validity of this Lease or any part thereof or right granted thereby or asserting any right or interest in the Premises inconsistent with rights granted to Lessee by this Lease, or by any judgment or award in any suit or proceedings instituted by a party other than the Port directly or indirectly attacking the validity of this Lease, or any part thereof, or by any judgment or award in any suit or proceeding declaring this Lease null, void or voidable, or delaying the same, or any part thereof, from being carried out; provided, however, that such waiver shall not apply or run to any damage or loss in any way caused by any suit or proceeding directly or indirectly attacking the validity of this Lease which suit or proceeding is based in whole or in part upon an alleged "conflict of interest" of any elected or appointed official, officer, agent or employee of the City of Oakland or the Board of Port Commissioners of the Port of Oakland, including any "conflict of interest" or other matter alleged to violate or violating California Government Code Sections 1090 or 1092. The Port and Lessee each agree that it shall not in any way attempt to have this Lease declared null or void, and that it shall reasonably cooperate with the other to defend the validity of this Lease and of the rights and obligations granted by this Lease.

    31. Extensions of Time: The Port shall have the right to grant reasonable extensions of time to Lessee for any purpose or for the performance of any obligation of Lessee hereunder.

    32. Successors: Each and every of the provisions, agreements, terms, covenants and conditions herein contained to be performed, fulfilled, observed and kept shall be binding upon the successors and assigns of the parties hereto, and the rights hereunder, and all rights, privileges and benefits arising under this Lease and in favor of either party shall be available in favor of the successors and assigns thereof, respectively; provided no assignment by or through Lessee in violation of the provisions of this Lease shall vest any rights in such assignee or successor.

    33. Time of Essence: Time is hereby expressly declared to be of the essence of this Lease.

    34. Notices: All notices and other communications made pursuant to or with regard to this Lease, including without limitation a statutory notice, a notice of default and a Notice to Pay Rent or Quit, shall be in writing and shall be deemed properly delivered, given or served when (1) personally delivered against receipted copy or (2) mailed by certified or registered U.S. mail, postage prepaid, to the parties at the following addresses:

         Port:     Executive Director
                   Port of Oakland
                   530 Water Street
                   Oakland, CA 94607

         Lessee:   Richard Ferdinand
                   Station Manager
                   KIQI AM
                   2601 Mission Street
                   San Francisco, CA 94110

         If notice of any change in its address the other party shall thereafter give notices at such changed address.

    35.  Equal Opportunity, Nondiscrimination and Affirmative Action:

         35.1. Equal Opportunity; Nondiscrimination: In furtherance of the Port's long-standing policy to insure that equal employment opportunity is achieved and nondiscrimination is guaranteed in all Port-related activities, it is expressly understood and agreed with respect to Lessee's activities upon the demised premises:

              a. That Lessee shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, actual or perceived sexual orientation, national origin, age, physical or mental disability or disability as set forth in the Americans With Disabilities Act of 1990, or veteran's status. Lessee shall take affirmative action to ensure that applicants and employees are treated fairly. Such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Lessee agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the Port's Director of Equal Opportunity setting forth the provisions of this paragraph.

              b. That Lessee shall, in all solicitations or advertisements for employees placed by or on behalf of Lessee, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, actual or perceived sexual orientation, national origin, age, physical or mental disability or disability as set forth in the Americans With Disabilities Act of 1990, or veteran's status.

              c. That Lessee will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the Port's Director of Equal Opportunity, advising the labor union or workers' representative of the Lessee's commitments under this paragraph, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

              d. That Lessee shall not discriminate by segregation or otherwise against any person or persons because of race, color, religion, sex, actual or perceived sexual orientation, age, national origin, physical or mental disability or disability as set forth in the Americans With Disabilities Act of 1990, or veteran's status in furnishing, or by refusing to furnish, to such person or persons the use of any public facility upon the demised premises, including any and all services, privileges, accommodations, and activities provided thereby.

              e. That Lessee shall maintain work force records showing male, female and minority employees by job category and similar information with respect to new hires and shall permit the Port's Director of Equal Opportunity to inspect such records at all reasonable times and not less than annually and shall submit a summary of such information annually on a form provided by the Port.

              f. That whenever Lessee's total number of employees working at the Property exceeds fifteen (15) Lessee shall provide the Executive Director or his designee with a copy of its affirmative action program outlining the steps the tenant will undertake to promote effective utilization of minorities, women, handicapped persons, and veterans approved by an appropriate federal and state agency or by the Port or an affirmative action program required as a result of a court ordered consent decree. Thereafter any change(s) in the Lessee's affirmative action program shall be forwarded to the Port within thirty (30) days of its adoption. Such submissions shall be accorded the same level of confidentiality as provided for by the state or federal regulations or court order under which it was originally submitted.

              g. That Lessee's noncompliance with the provision of this clause shall constitute a material breach of this lease. In the event of a breach of any of the above-stated nondiscrimination and affirmative action covenants, the Port shall have the right to consider but not be limited to the following:

                   (1) Terminate this lease and to re-enter and possess said land and the facilities thereon, and to hold the same as if this lease had never been made without liability therefor; or

                   (2) Seek judicial enforcement of said covenants.

              h. The Port shall assist Lessee in preparing the required affirmative action program to secure equal employment opportunities, whenever such assistance would be beneficial and shall be available to advise and counsel Lessee in the implementation of Lessee's Affirmative Action Program.

         35.2. Employment Resources Development Program: It is expressly understood and agreed with respect to the Lessee's activities on the Property:

              a. That Lessee shall cooperate with the Port's Employment Resources Development Program ("ERDP") . Lessee understands the Port's ERDP seeks to serve the needs of Port tenants for a qualified workforce and address the needs of Oakland's chronically unemployed and underemployed, by identifying employment opportunities, by identifying employment training and counseling resources for persons seeking such opportunities and by facilitating the employment of those persons qualified to fill jobs identified;

              b. That the Lessee will notify ERDP of job opportunities open with the Lessee, either informally, or by providing copies of all advertisements or solicitations by or on behalf of the Lessee, to the Port's Employment Resources Development Program Coordinator, so that this office may assist the Lessee by providing pre-screened, qualified residents of Oakland and others seeking employment through the Port's ERDP, including minorities, women, handicapped persons and veterans.

              c. That the Lessee shall consider ERDP referrals for employment as required by this Section and by relevant state or federal equal employment opportunity law. Lessee retains and at all times shall have the right, consistent with the Lessee's obligations pursuant to its affirmative action program both to determine the qualifications of all applicants for employment and, in its sole discretion, to select the applicant it deems best qualified.

    36. Quiet Possession: Lessee, upon performing its obligations hereunder, and subject to the provisions of the Section hereof entitled "Waiver of Claims", shall have the quiet and undisturbed possession of the Premises through the term of this Lease. In no event shall Lessee have the right to terminate this Lease as a result of the Port's default and Lessee's remedies for the Port's default shall be limited to damages and/or an injunction.

    37.  [Intentionally Omitted]

    38. Trade Names: The name or names under which Lessee shall elect to operate the Premises shall be subject to the prior written approval of the Port, which approval shall not be unreasonably withheld. Lessee agrees to operate only under the names so approved.

    39. Lease the Entire Agreement; Other Agreements: The Lessee agrees that the provisions of this written Lease constitute the entire agreement between the Lessee and the Port regarding the demised Premises and the parties' rights and obligations with respect thereto. No representation, covenant or other matter oral or written, that is not expressly set forth in this Lease or in documents expressly referred to in this Lease shall be a part of, modify or affect this Lease; provided, however, that this Lease may be modified at the sole discretion of each of the Port and Lessee if the modification is in writing executed by the Port and Lessee and authorized by ordinance or resolution of the Board of Port Commissioners. It is expressly acknowledged, understood and agreed that, except as may otherwise be expressly provided herein, neither the Port nor Lessee shall have any obligation whatsoever to amend or revise any term or condition of this Lease, including, without limitation, any amendment or revision relating to allowable uses of the Property or Premises or to the term or rent, or which may in any respect modify any rights or obligations of the Port or Lessee under the provisions of this Lease.

    40. Applicable Law and Venue: This Lease shall be construed and interpreted in accordance with the laws of the State of California. All disputes that cannot be settled amicably by the parties shall be determined by a competent state court in Alameda County, California, which state court shall be the only agency with any authority to determine any such dispute. Neither party shall commence any action in any other court or attempt to remove an action to any other court, it being agreed that any violation of this Section may be specifically enforced by mandatory injunction because money damages would be an inadequate remedy. The foregoing shall not be construed to prohibit an appeal of a judgment of said court.

    41. Real Estate Brokers: Lessee and the Port each represent that it has not had dealings with any real estate broker, finder or other similar person, with respect to this Lease in any manner. Lessee and the Port each shall hold harmless the other from all damages resulting from any claims that may be asserted against the other by any broker, finder or other similar person with whom it has or purportedly has dealt.

    42. Covenant Against Contingent Fees: Lessee warrants that no person or agency has been employed or retained to solicit or obtain this Lease upon an agreement or understanding for a contingent fee, except a bona fide employee or agency. For breach or violation of this warranty, the Port shall have the right to recover three times the full amount of the contingent fee.

         "Bona fide agency," as used in this Section means an established commercial or selling agency, maintained by Lessee for the purpose of securing business, that neither exerts nor proposes to exert improper influence to solicit or obtain Port contracts nor holds itself out as being able to obtain any Port contract or contracts through improper influence.

         "Bona fide employee," as used in this Section, means a person, employed by Lessee and subject to Lessee's supervision and control as to time, place, and manner of performance, who neither exerts nor proposes to exert improper influence to solicit or obtain Port contracts nor holds itself out as being able to obtain any Port contract or contracts through improper influence.

         "Contingent fee," as used in this Section, means any commission, percentage, brokerage, or other fee that is contingent upon the success that a person or concern has in securing a Port contract.

         "Improper influence," as used in this Section, means any influence that induces or tends to induce a Port Commissioner, employee or officer to give consideration or to act regarding a Port contract on any basis other than the merits of the matter.

    43. Third Party Rights: Nothing herein is intended to nor shall be construed to create any rights of any kind whatsoever in third persons or entities not parties to this Lease.

    44. Definitions: The following terms, when used in this Lease with the initial letter(s) capitalized, whether in the singular or plural, shall have the following meaning:

"Board": The Board of Port Commissioners of the City of Oakland, acting for and on behalf of the City.

"City":  The City of Oakland.

"Consumer Price Index" or "CPI": The Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items, San Francisco-Oakland (1982-84 equals 100), of the Bureau of Labor Statistics of the United States Department of Labor, or the official successor of said Index. If said Index is changed so that the base year differs from the base year used in the last index published prior to the commencement of the term of this Lease, the former Index shall be converted to the new Index in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If said Index is discontinued or revised during the term of this Lease, such other government index or computation with which it is replaced, as determined by said Department or said Bureau, or, failing such determination, such other government index or computation which is most similar to said Index, shall be used in order to obtain substantially the same result as would be obtained if said Index had not been discontinued or revised; provided, that in the event the parties are unable to agree upon such other government index or computation, it shall be selected by arbitration pursuant to the rules of the American Arbitration Association.

"Effective Date": The date this Lease becomes effective.

"Executive Director": The Port's Executive Director referred to in the Charter of the City of Oakland and any other person authorized by the Board to act for the Executive Director, or the Board.

"Financially Acceptable": A rating of A-VI or higher in the most current available "Best's Insurance Reports," or such other ratings or carriers as may be acceptable at the sole discretion of the Port; provided, however, that the Port may disapprove carriers with an A-VI or higher rating if the Port has a reasonable basis for such disapproval.

"Improvements": Buildings, landscaping and other permanent improvements located from time to time on the Property.

"Leasehold Mortgage": Any mortgage, deed of trust or other security instrument (including, without limitation, an assignment of the rents, issues and profits generated on or by the Premises) and any obligation relating thereto, which secures Lessee's repayment of any loan to, and associated obligations of, Lessee, and in which all or any part of the security consists of an encumbrance on the leasehold estate created by this Lease, the Improvements, Lessee's trade fixtures on the Premises, or Lessee's equipment or other personal property used on or about the Premises.

"Lender": The party or parties who are beneficiaries of a Leasehold Mortgage.

"Port": The Port of Oakland, which consists of the Port Department of the City, under the exclusive control and management of the Board. In any case under this Lease that the Port may or shall take any action, the Executive Director is authorized to take such action unless this Lease provides for action by the Board or by resolution or ordinance, and except as otherwise provided now or hereafter by law, the Charter of the City of Oakland, or by resolution or ordinance of the Board.

"Premises":  The Property together with the Improvements.

"Property": The land leased by the Port to Lessee under this Lease. The Property is depicted in attached Exhibit "A".

"Toxic Materials": Toxic Materials as defined in Exhibit "C" attached hereto.

    45. Warranty of Signatories: Each of the persons signing this Lease on behalf of Lessee represent and warrant to the Port that Lessee is a California corporation, that each said person has been duly authorized by Lessee to sign this Lease and that this Lease is a valid and binding obligation of Lessee.

    46. Recordation: Lessee and the Port agree that they each shall acknowledge execution of this Lease, and amendments thereto, sufficient for recordation of the Lease in the Official Records of Alameda County, California. Unless otherwise directed by the Port, Lessee agrees to affix to the Lease a notarial acknowledgment form that is 8 1/2 x 11 inches in size. Lessee agrees to pay to the Port promptly upon demand any cost or expense incurred by the Port as a result of Lessee's failure to affix to the Lease a notarial acknowledgment form that is 8 1/2 x 11 inches in size, or as the result of Lessee's affixing to the Lease a defective notarial acknowledgment form. Lessee also agrees upon its execution of the Lease to submit to the Port any statements, reports, and payments necessary for recordation of the Lease.

    47. Agreement in Multiple Copies: This Lease is executed in multiple copies, each copy of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

                                                 PORT

                                      CITY OF OAKLAND, a municipal
                                      corporation, acting by and
                                      through its Board of Port
                                      Commissioners,

Dated:                                By
      -------------------------         -----------------------------
                                        Executive Director

    46. Recordation: Lessee and the Port agree that they each shall acknowledge execution of this Lease, and amendments thereto, sufficient for recordation of the Lease in the Official Records of Alameda County, California. Unless otherwise directed by the Port, Lessee agrees to affix to the Lease a notarial acknowledgment form that is 8 1/2 x 11 inches in size. Lessee agrees to pay to the Port promptly upon demand any cost or expense incurred by the Port as a result of Lessee's failure to affix to the Lease a notarial acknowledgment form that is 8 1/2 x 11 inches in size, or as the result of Lessee's affixing to the Lease a defective notarial acknowledgment form. Lessee also agrees upon its execution of the Lease to submit to the Port any statements, reports, and payments necessary for recordation of the Lease.

    47. Agreement in Multiple Copies: This Lease is executed in multiple copies, each copy of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.

                                                 PORT

                                      CITY OF OAKLAND, a municipal
                                      corporation, acting by and
                                      through its Board of Port
                                      Commissioners,

Dated:   12/23/97                     By /s/
      -------------------------         -----------------------------
                                        Executive Director

                                     LESSEE

                                     ORO SPANISH BROADCASTING, INC.,
                                      a California corporation

Dated:                               By
      -----------------------------    --------------------------------

                                       --------------------------------
                                       (Print name and title)

THIS LEASE SHALL NOT
BE VALID OR EFFECTIVE FOR
ANY PURPOSE UNLESS AND
UNTIL IT IS SIGNED BY THE
PORT ATTORNEY.

Approved as to form and
legality this__________ day
of ____________________ 19____.


-------------------------------
         Port Attorney

Port Ordinance No.
                  ----

                                     LESSEE

                                     ORO SPANISH BROADCASTING, INC.,
                                      a California corporation

Dated:   December 10, 1997           By /s/  Rene De La Rosa
       ------------------------        ----------------------------
                                       Rene De La Rosa, President
                                       ----------------------------
                                         (Print name and title)

THIS LEASE SHALL NOT
BE VALID OR EFFECTIVE FOR
ANY PURPOSE UNLESS AND
UNTIL IT IS SIGNED BY THE
PORT ATTORNEY.

Approved as to form and
legality this 5th day
of January 1998.

 /s/
---------------------------
      Port Attorney

Port Ordinance No.   3397
                  ---------
P.A. # 98-7
      ------



                                       51